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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 27, 2000


                           ZARING NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

              0-22331                                  31-1506058
       (Commission File Number)             (IRS Employer Identification No.)

 11300 Cornell Park Drive, Suite 500, Cincinnati, Ohio            45242
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (513) 489-8849

          (Former Name or Former Address, if Changed Since Last Report)






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FORM 8-K                                             ZARING NATIONAL CORPORATION

Item 5. Other events.

         Zaring National Corporation (the "Company") received notification from the Nasdaq Stock Market ("Nasdaq") that the Company's common stock failed to maintain a minimum market value of public float of $5,000,000 over a 30 consecutive trading day period as required for continued listing on the Nasdaq National Market under Maintenance Standard I, as set forth in Marketplace Rule 4450(a)(2). The Company did not regain compliance with Marketplace Rule 4450(a)(2) within the 90 calendar day time period.

         Nasdaq also informed the Company that its common shares may be eligible to be listed on the Nasdaq SmallCap Market. On July 27, 2000, the Company submitted the Nasdaq SmallCap Transfer Listing Application and will continue to take all necessary and appropriate steps to list its common shares on the Nasdaq SmallCap Market. Receipt of such application by Nasdaq will stay the delisting of the Company's common shares until a final determination regarding the application is made. Although the Company believes that it can satisfy all of the requirements for inclusion on the Nasdaq SmallCap Market, there can be no assurance that Nasdaq will approve the Company's application.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ZARING NATIONAL CORPORATION

                                        By: /s/Ronald G. Gratz
                                           -------------------------------------
                                            Ronald G. Gratz
                                            Chief Financial Officer

Date: July 28, 2000